UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 5, 2006
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Phelps Dodge Corporation (“Phelps Dodge”) entered into a Termination Agreement, dated as of September 5, 2006 (the “Termination Agreement”), between Phelps Dodge and Inco Limited (“Inco”), pursuant to which the parties terminated the Combination Agreement, dated as of June 25, 2006, between Phelps Dodge and Inco, as amended by the Waiver and First Amendment to Combination Agreement, made and entered into as of July 16, 2006, between Phelps Dodge and Inco (as so amended, the “Combination Agreement”).
     In addition, pursuant to the Termination Agreement Inco will pay Phelps Dodge a fee of US$125 million on September 5, 2006 and has agreed to pay Phelps Dodge an additional fee of US$350 million within one business day of Phelps Dodge’s request for payment in the event that an Italy Competing Proposal (as defined in the Combination Agreement) is consummated on or prior to September 7, 2007.
     The foregoing description of the Termination Agreement is qualified in its entirety by reference to the Termination Agreement attached as Exhibit 10.1 and incorporated herein by reference.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference herein.
ITEM 8.01 OTHER EVENTS
     As a result of the termination of the Combination Agreement, the special meeting of the shareholders of Phelps Dodge, scheduled to be held on September 25, 2006, has been canceled and Phelps Dodge shareholders will not have the opportunity to consider or approve the proposals set forth in Phelps Dodge’s proxy statement dated August 25, 2006 and mailed to Phelps Dodge shareholders on August 25, 2006. Phelps Dodge shareholders should, therefore, disregard such proxy statement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits:
10.1	Termination Agreement, dated as of September 5, 2006, between Phelps Dodge Corporation and Inco Limited.

99.1	Press release of Phelps Dodge Corporation dated September 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION
(Registrant)

By:	/s/ S. David Colton

	Name:	S. David Colton
	Title:	Senior Vice President and
General Counsel

Date: September 5, 2006

EXHIBIT INDEX
Exhibit
Number	Exhibit

10.1	Termination Agreement, dated as of September 5, 2006, between Phelps Dodge Corporation and Inco Limited.
99.1	Press release of Phelps Dodge Corporation dated September 5, 2006.